Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated September 19, 2025 in this registration statement on Form F-1 with respect to the consolidated financial statements of Elong Power Holding Limited as of and for the years ended December 31, 2024, 2023 and 2022 and related prospectus of Elong Power Holding Limited filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP
Enrome LLP
Singapore

January 23, 2026

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